Exhibit 10.12

THIRD SUPPLEMENTAL AGREEMENT TO THE AGREEMENT DATED 20TH JUNE 2019 AND FIRST SUPPLEMENTAL AGREEMENT DATED 6TH DECEMBER,2019 AND THE SECOND SUPPLEMENTAL AGREEMENT DATED 30TH JUNE 2020

This Third Supplemental Agreement is made and entered into at Mumbai this 5 February 2021 between LYTUS TECHNOLOGIES PRIVATE LIMITED, a company incorporated in India under the provisions of the Companies Act, 2013, having its registered office at A-21, 1st Floor Ghanshyam Industrial Estate, Off Veera Desai Road, Andheri West, Mumbai 400053, (hereinafter referred to as LYTUS).

And

REACHNET CABLE SERVICES PRIVATE LIMITED, a company incorporated in India under the provisions of the Companies Act, 1956, having its registered office at Crescent Towers, 1St Floor, 229, AJC Bose Road, Kolkatta 700 020 (herein after referred to as REACHNET)

WHEREAS

The parties hereto had entered into an agreement to acquire the customer list of Reachnet being Agreement dated 20 June 2019 upon certain terms and conditions more particularly set out therein.

And the parties hereto thereafter executed a First Supplemental agreement dated 6th December 2019 to the main Agreement dated 20th June 2019 in respect to certain agreed modified terms of acquisition of subscriber base and its corresponding revenue from 1ST April 2019. The Agreement was conclusive as on 26 March 2020.

The Parties thereafter entered into a Second Supplemental Agreement dated 30th June 2020 whereby the parties agreed to pay the total consideration agreed between the parties in 4 agreed tranches , the first of which was agreed to be INR 93.75 crores .

The parties have once again agreed to modify some of the terms agreed upon between them and hence this Third Supplemental Agreement is being executed to record the said modified terms,

N0W THIS THIRD SUPPLEMENTAL AGREEMENT RECORDS AS UNDER:

1)	The parties hereto confirm their intention and their commitment to the agreements set out hereinabove as modified from time to time.

2)	It is agreed that the INR 93.75 crore collectible under the above agreements will be processed upon completion of the third party audit of Reachnet and its subscribers on or before the end of the fiscal year, March 31, 2021;

3)	In the event of any unexpected delays with respect to the above collection, both the parties hereby agree to set-off the entire INR 93.75 Crore or any part thereof prior to March 31, 2021.

4)	It is agreed that apart from these modified terms all other covenants set out in the previous agreements shall be valid and subsisting and binding upon the parties.

5)	It is agreed that all the above agreements shall be read in consonance with each other.

IN WITNESS WHEREOF , the parties hereto have set and subscribed their hands and seals hereto

SIGNED , SEALED AND DELIVERED	)
BY THE WITHINNAMED LYTUS	)
TECHNOLOGIES PRIVATE LIMITED	)
By the hand of its duly authorised Director	)
MR. Jagjit Singh Kohli	)	/s/ Jagjit Singh Kohli
pursuant to the resolution of the	)
Board of Directors dated February 5, 2021)

SIGNED , SEALED AND DELIVERED	)
BY THE WITHINNAMED REACHBET CABLE	)
SERVICES PRIVATE LIMITED	)
By the hand of its duly authorised Director	)
MR. Aravindan Nair	)	/s/ Aravindan Nair
pursuant to the resolution of the	)
Board of Directors dated February 5, 2021)